Exhibit 4.2

CONSENT OF ENGINEER

Reference is made to the Annual Report on Form 40-F for the year ended February 28, 2006 (the “Annual Report”) of Virginia Mines Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission.

I hereby consent to the references to my name under the heading “Item II – General Development of the Business – 2.1.1 For the fiscal year March 2005 – February 2006” in the Annual Information Form of Virginia Gold Mines Inc. for the year ended February 28, 2006 (included as Exhibit 2 of the Annual Report) and under the heading “Twelve-month period ended February 28, 2006 compared to the nine-month period ended February 28, 2005 – Exploration Activities – Activities Summary” in the Management’s Discussion and Analysis of Virginia Gold Mines Inc for the year ended February 28, 2006 (included as Exhibit 3 of the Annual Report), both respect to the Poste Lemoyne property, and to all other references to my name included or incorporated by reference in the Annual Report.

Very truly yours

/s/ Christian D’Amours
Name: Christian D’Amours
Title: Geologist

May 29, 2006